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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                                        Page 1 of 4 Sequentially
                                                                  Numbered Pages


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


               Date of Earliest Event Reported: October 16, 1996


                            BIOLASE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    0-19627                   87-0442441
(State of other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)


                   981 Calle Amanecer, San Clemente, CA 92673
                    (Address of Principal Executive Offices)


                                 (714) 361-1200
              (Registrant's telephone number, including area code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)













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ITEM 5. OTHER EVENTS

        EQUITY FINANCING. On October 16, 1996, the Registrant completed a private placement (the "Offering") pursuant to Regulation D promulgated under the Securities Act of 1933, as amended. In the Offering, the Registrant issued and sold one hundred (100) units, each consisting of one share of its Series A 6% Redeemable Cumulative Convertible Preferred Stock (the "Preferred Stock") and five thousand (5,000) Redeemable Common Stock Purchase Warrants (the "Warrants") expiring 1998 which are exercisable under certain conditions. Gross proceeds received from the Offering were five million dollars ($5,000,000), and net proceeds, after commissions of four hundred thousand dollars ($400,000) and estimated expenses, are anticipated to be approximately four million four hundred thousand dollars ($4,400,000).

        Each share of Preferred Stock is convertible into a variable number of shares of Common Stock which cannot exceed eighteen thousand one hundred eighty-two (18,182) shares. The Warrants may be exercised under certain conditions to purchase Common Stock at three dollars fifty cents ($3.50) per share.

        In connection with the Offering, the Registrant issued an additional one hundred ninety thousand nine hundred ten (190,910) Common Stock Purchase Warrants, expiring 1998, also exercisable at three dollars fifty cents ($3.50) per share.

        The unaudited condensed consolidated balance sheets of BioLase Technology, Inc. at August 31, 1996 presented on the following page reflect the consolidated financial position of the Registrant on such date and such financial position as adjusted to give effect to the Offering.










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                            BIOLASE TECHNOLOGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)

                                                                        AUGUST 31, 1996
                                                        ----------------------------------------------
                                                           ACTUAL         ADJUSTMENTS      PRO FORMA
                                                        ------------      -----------     ------------
ASSETS:
Current assets:
  Cash and cash equivalents                             $    222,600      $4,600,000      $  4,822,600
  Accounts receivable, less allowance of $52,968              17,553                            17,553
  Inventories, net of reserves of $469,859                   440,325                           440,325
  Prepaid expenses and other current assets                  149,027         (40,000)          109,027
                                                        ------------      ----------      ------------
      Total current assets                                   829,505       4,560,000         5,389,505

Property, plant and equipment, less accumulated
  depreciation of $990,879                                   223,578                           223,578
Patents and licenses, less accumulated amortization
  of $327,614                                                 28,860                            28,860
Other assets                                                  21,688                            21,688
                                                        ------------      ----------      ------------
      Total assets                                      $  1,103,631      $4,560,000      $  5,663,631
                                                        ============      ==========      ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Current portion of notes payable and long-term debt   $      8,508      $               $      8,508
  Accounts payable                                            60,249                            60,249
  Accrued expenses                                           415,247         160,000           575,247
  Accrued costs related to dissolution of foreign
    subsidiary                                                71,614                            71,614
  Other current liabilities                                   66,000                            66,000
                                                        ------------      ----------      ------------
      Total current liabilities                              621,618         160,000           781,618
                                                        ------------      ----------      ------------
Stockholders' equity:
  Preferred stock, par value $.001, 1,000,000 shares
    authorized, 100 issued on a proforma basis                     -               -                 -
  Additional paid-in capital                                               4,400,000         4,400,000

  Common stock, par value, $.001, 50,000,000 shares
    authorized, issued 11,831,191                             11,321                            11,321
  Additional paid-in capital                              24,288,978                        24,288,978
  Accumulated deficit                                    (23,818,286)                      (23,818,286)
                                                        ------------      ----------      ------------
      Net stockholders' equity                               482,013       4,400,000         4,882,013
                                                        ------------      ----------      ------------
      Total liabilities and stockholders' equity        $  1,103,631      $4,560,000      $  5,663,631
                                                        ============      ==========      ============









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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         BIOLASE TECHNOLOGY, INC.


Date  October 18, 1996                   By:  /s/ STEPHEN R. TARTAMELLA
      ----------------                       ------------------------------
                                             Stephen R. Tartamella
                                             Vice President &
                                             Chief Financial Officer







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